EXHIBIT 5.1

DEWEY BALLANTINE LLP

1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000 FAX 212 259-6333

March 1, 2007

Illumina, Inc.
9885 Towne Centre Drive
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the issuance by Illumina, Inc., a Delaware corporation (the “Company”), of 91,079 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to a registration statement (the “Registration Statement”) on Form S-3 (File No. 333-134012) under the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus (the “Prospectus”) dated May 11, 2006 and prospectus supplement (the “Prospectus Supplement”) dated March 1, 2007. Each of the Registration Statement, the Prospectus and the Prospectus Supplement have been filed with the U.S. Securities and Exchange Commission (the “Commission”).

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinion expressed below, including the Registration Statement, the Prospectus, the Prospectus Supplement, the Corrected Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.	the issuance of the Shares has been lawfully and duly authorized by the Company; and

2.	when the Shares have been issued, delivered and sold upon the terms stated in the Registration Statement, the Prospectus and the Prospectus Supplement, the Shares will be legally issued, fully paid and nonassessable.

We consent to the incorporation by reference of this opinion into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Dewey Ballantine llp